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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



              Date of Report (Date of the earliest event reported)
                                  July 18, 2001


                       PLAY BY PLAY TOYS & NOVELTIES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



              Texas                        0-26374              74-2623760
 (State or other jurisdiction of         (Commission         (I.R.S. Employer
  incorporation or organization)         File Number)       Identification No.)


                                  4400 Tejasco
                            San Antonio, Texas 78218
              (Address of principal executive offices and zip code)


                                 (210) 829-4666
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

      On July 23, 2001, Play By Play Toys & Novelties, Inc. (the "Company") announced that Tomas Duran, in addition to his current position of Chief Executive Officer, is joining the Board of Directors as Chairman of the Board. Mr. Duran previously had been a director of the Company and a member of its Audit Committee.

The Company's Board of Directors also appointed Ottis W. Byers to the positions of President and Chief Operating Officer. Mr. Byers had most recently been employed by the Company as its National Sales Director.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

 (c)  Exhibits

   99.7 Press Release dated July 23, 2001 by Play By Play Toys & Novelties, Inc. regarding the appointment of Tomas Duran as Chief Executive Officer, and Ottis W. Byers as President and Chief Operating Officer.



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                                INDEX TO EXHIBITS


NUMBER                         DESCRIPTION OF EXHIBITS
------   -----------------------------------------------------------------------

  99.7* Press Release dated July 23, 2001 by Play By Play Toys & Novelties, Inc. regarding the appointment of Tomas Duran as Chief Executive Officer, and Ottis W. Byers as President and Chief Operating Officer.



--------------------
* Included herewith



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 24th day of July 2001.


                                 PLAY BY PLAY TOYS & NOVELTIES, INC.


                                 By: /s/ JOE M. GUERRA
                                     -------------------------------
                                         Joe M. Guerra
                                         CHIEF FINANCIAL OFFICER AND TREASURER



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